EXHIBIT 23.2

Consent of Independent Auditors

Jewett, Schwartz, Wolfe & Associates

Registered Firm: Public Company Accounting Oversight Board

We have issued our report dated August 13, 2007, accompanying the financial statements of Card Activation Technologies Inc. for the period ended September 30, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Card Activation Technologies Inc. on Form SB-2 to be filed with the U.S. Securities and Exchange Commission.

/s/ Jewett, Schwartz, Wolfe & Associates

August 13, 2007
Hollywood, Florida